BY-LAWS
                                        OF
                             DQE CAPITAL CORPORATION























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                                     BY-LAWS
                                        OF
                             DQE CAPITAL CORPORATION

                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE
                                                                          ----

        ARTICLE I MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . .   1
             Section 1.1.  Place of Meetings . . . . . . . . . . . . . . .   1
             Section 1.2.  Annual Meetings . . . . . . . . . . . . . . . .   1
             Section 1.3.  Special Meetings  . . . . . . . . . . . . . . .   1
             Section 1.4.  Notice of Meetings  . . . . . . . . . . . . . .   1
             Section 1.5.  Adjournments  . . . . . . . . . . . . . . . . .   1
             Section 1.6.  Quorum. . . . . . . . . . . . . . . . . . . . .   2
             Section 1.7.  Organization  . . . . . . . . . . . . . . . . .   2
             Section 1.8.  Voting; Proxies . . . . . . . . . . . . . . . .   2
             Section 1.9.  Fixing Date for Determination of Stockholders
             of Record . . . . . . . . . . . . . . . . . . . . . . . . . .   3

        ARTICLE II DIRECTORS . . . . . . . . . . . . . . . . . . . . . . .   5
             Section 2.1.  Number, Qualifications  . . . . . . . . . . . .   5
             Section 2.2.  Election, Term of Office, Resignation,
                           Removal, Vacancies  . . . . . . . . . . . . . .   5
             Section 2.3.  Regular and Special Meetings of Directors;
                           Quorum; Vote Required for Action  . . . . . . .   6
             Section 2.4.  Telephonic Meetings Permitted . . . . . . . . .   6
             Section 2.5.  Organization  . . . . . . . . . . . . . . . . .   6
             Section 2.6.  Action by Written Consent of Directors  . . . .   6

        ARTICLE III OFFICERS . . . . . . . . . . . . . . . . . . . . . . .   7
             Section 3.1.  Enumeration . . . . . . . . . . . . . . . . . .   7
             Section 3.2.  Chairman of the Board . . . . . . . . . . . . .   7
             Section 3.3.  President . . . . . . . . . . . . . . . . . . .   7
             Section 3.4.  Vice President  . . . . . . . . . . . . . . . .   7
             Section 3.5.  Secretary . . . . . . . . . . . . . . . . . . .   7
             Section 3.6.  Treasurer . . . . . . . . . . . . . . . . . . .   8
             Section 3.7.  Controller  . . . . . . . . . . . . . . . . . .   8
             Section 3.8.  Other Officers  . . . . . . . . . . . . . . . .   8
             Section 3.9.  Additional Powers and Duties  . . . . . . . . .   8
             Section 3.10.  Term and Compensation  . . . . . . . . . . . .   8

        ARTICLE IV INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .   9
             Section 4.1.  Directors and Officers  . . . . . . . . . . . .   9
             Section 4.2.  Timing of Indemnification . . . . . . . . . . .   9

                                          i

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             Section 4.3.  Authorized Representatives  . . . . . . . . . .   9
             Section 4.4.  Nonexclusivity  . . . . . . . . . . . . . . . .   9
             Section 4.5.  Standard for Indemnification  . . . . . . . . .  10
             Section 4.6.  Insurance . . . . . . . . . . . . . . . . . . .  10
             Section 4.7.  Constituent Corporations  . . . . . . . . . . .  11
             Section 4.8.  Eligibility . . . . . . . . . . . . . . . . . .  11
             Section 4.9.  Amendment or Repeal . . . . . . . . . . . . . .  11

        ARTICLE V SHARES OF CAPITAL STOCK  . . . . . . . . . . . . . . . .  11
             Section 5.1.  Stock Certificates  . . . . . . . . . . . . . .  11
             Section 5.2.  Transfer of Stock . . . . . . . . . . . . . . .  12
             Section 5.3.  Lost, Stolen, Destroyed, or Mutilated
             Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  12
             Section 5.4.  Regulations . . . . . . . . . . . . . . . . . .  12

        ARTICLE VI GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . .  12
             Section 6.1.  Corporate Seal  . . . . . . . . . . . . . . . .  12
             Section 6.2.  Fiscal Year . . . . . . . . . . . . . . . . . .  12
             Section 6.3.  Authorization . . . . . . . . . . . . . . . . .  12
             Section 6.4.  Financial Reports . . . . . . . . . . . . . . .  13
             Section 6.5.  Effect of By-laws . . . . . . . . . . . . . . .  13

        ARTICLE VII AMENDMENTS . . . . . . . . . . . . . . . . . . . . . .  13

                                     BY-LAWS
                                        OF
                             DQE CAPITAL CORPORATION


                                    ARTICLE I

                             MEETINGS OF STOCKHOLDERS

             Section 1.1.  Place of Meetings.  Meetings of the stockholders
                           -----------------
   shall be held at each place within or without the State of Delaware as designated by the Board of Directors or the person or persons calling the meeting.

             Section 1.2.  Annual Meetings.  The annual meeting of the
                           ---------------
   stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of that Corporation's fiscal year on such date and at such time as shall be designated by the Board of Directors.

             Section 1.3.  Special Meetings.  Special meetings may be called
                           ----------------
   at any time by the President or by a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such special meeting.

             Section 1.4.  Notice of Meetings.  A written notice stating the
                           ------------------
   place, date, and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting, to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

             Section 1.5.  Adjournments.  Any meeting of stockholders may
                           ------------
   adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            Section 1.6.  Quorum.  At each meeting of stockholders, except
                           ------
   where otherwise provided by law or the certificate of incorporation or these by-laws, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.5 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

             Section 1.7.  Organization.  Meetings of stockholders shall be
                           ------------
   presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

             Section 1.8.  Voting; Proxies.  Unless otherwise provided in the
                           ---------------
   certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect directors. All other elections and questions shall, unless otherwise provided by the certificate of incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the Corporation, as otherwise provided by law or pursuant to any regulation applicable to the Corporation, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

             Section 1.9.  Fixing Date for Determination of Stockholders of
                           ------------------------------------------------
   Record.  In order that the Corporation may determine the stockholders
   ------
   entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

             Section 1.10.  List of Stockholders Entitled to Vote.  The
                            -------------------------------------
   Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of stocks registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

   Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

             Section 1.11.  Action By Written Consent of Stockholders.  Unless
                            -----------------------------------------
   otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent for the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing.

             Section 1.12.  Inspectors of Election.  The Corporation may, and
                            ----------------------
   shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

             Section 1.13.  Conduct of Meetings.  The date and time of the
                            -------------------
   opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                    ARTICLE II

                                    DIRECTORS

             Section 2.1.  Number, Qualifications.  The Board of Directors
                           ----------------------
   shall consist of not less than one nor more than twelve members as fixed from time to time by the Board of Directors. Directors need not be shareholders.

             Section 2.2.  Election, Term of Office, Resignation, Removal,
                           -----------------------------------------------
   Vacancies.  The Board of Directors shall initially consist of the persons
   ---------
   elected by the incorporator of the Corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is duly elected and qualified, subject to such director's earlier death, disqualification or removal. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause at any time upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such director, given at a special meting of such stockholders called for the purpose. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced, so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office shall have the power to fill such vacancy or vacancies.

             Section 2.3.  Regular and Special Meetings of Directors; Quorum;
                           --------------------------------------------------
   Vote Required for Action.  Meetings of the Board of Directors shall be held
   ------------------------
   at such times and at such places within or without the State of Delaware as the Board of Directors shall determine from time to time; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the President or any director by giving one (1) day's notice to each director by letter, telegram, telephone or other oral message. Except as otherwise provided by these By-laws, one-third of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

             Section 2.4.  Telephonic Meetings Permitted.  Member of the Board
                           -----------------------------
   of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

             Section 2.5.  Organization.  Meetings of the Board of Directors
                           ------------
   shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

             Section 2.6.  Action by Written Consent of Directors.  Unless
                           --------------------------------------
   otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE III

                                     OFFICERS

             Section 3.1.  Enumeration.  The officers of the Corporation shall
                           -----------
   be elected by the Board of Directors and shall consist of a President, such number of Vice Presidents (if any) and Assistant Vice-Presidents (if any) as the Board shall from time to time elect, a Secretary, such number of Assistant Secretaries (if any) as the Board shall from time to time elect, a Treasurer, such number of Assistant Treasurers (if any) as the Board shall from time to time elect, and such other officers (if any), and a Controller (if any) as the Board shall from time to time elect. The Chairman of the Board, if any, shall not be deemed to be an officer but shall be a member of the Board of Directors. Any two or more offices may be held by the same person.

             Section 3.2.  Chairman of the Board.  The Chairman of the Board
                           ---------------------
   shall preside at meetings of the Board of Directors. The Chairman of the Board shall have such powers and perform such duties as shall from time to time be specified by the Board of Directors.

             Section 3.3.  President.  The President shall have such powers
                           ---------
   and perform such duties as shall from time to time be specified by the Board of Directors or delegated to the President by the Chairman of the Board. The President shall sign all certificates for shares of the capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation any contract which has been approved by the Board of Directors. The President of the Corporation is hereby authorized without prior approval of the Board of Directors to make capital contributions to wholly owned subsidiaries of the Corporation and to accept capital contributions from stockholders of the Corporation on behalf of the Corporation.

             Section 3.4.  Vice President.  The Vice President or, if there
                           --------------
   shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the President during the absence or inability to act of the President. Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors or the President.

             Section 3.5.  Secretary.  The Secretary shall record the
                           ---------
   proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or these By-laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary may, together with the President, execute on behalf of the Corporation any contract which has been approved by the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

             Section 3.6.  Treasurer.  The Treasurer shall keep full and
                           ---------
   accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

             Section 3.7.  Controller.  The Controller shall assist the
                           -----------
   President, the Vice-President and the Treasurer in the performance of their duties. The Controller may execute, or witness the execution of, on behalf of the Corporation any contract which has been approved by the Board of Directors. The Controller shall have such other powers of controller of a corporation or as shall from time to time be prescribed by, or pursuant to the authority delegated by, the Board of Directors.

             Section 3.8.  Other Officers.  The powers and duties of each
                           --------------
   other Officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

             Section 3.9.  Additional Powers and Duties.  The Board of
                           ----------------------------
   Directors may from time to time by resolution increase or add to the powers and duties of any of the officers of the Corporation. Except in cases in which the signing and execution shall have been expressly delegated by the Board of Directors to some other officer, employee or agent of the Corporation, the Chairman of the Board of Directors or the President or any Vice-President may sign and execute in the name of the Corporation all authorized deeds, mortgages, bonds, contracts or other instruments; provided, however, that a Vice-President may delegate to any other officer or manager reporting to such officer authority to sign and execute in the name of the Corporation all authorized contracts and similar instruments pursuant to a policy approved by the Board of Directors.

             Section 3.10.  Term and Compensation.  Officers shall be elected
                            ---------------------
   by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

                                    ARTICLE IV

                                 INDEMNIFICATION

             Section 4.1.  Directors and Officers.  No director of the
                           ----------------------
   Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Delaware, as in effect at the effective date of these By-Laws or as thereafter amended.

                  (b) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any threatened, pending or completed action, suit or proceeding (hereinafter called an "Action"), whether civil, criminal, administrative or investigative (including without limitation any Action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against expenses (including attorneys' fees and disbursements) and against judgments, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with such Action or any appeal therein.

             Section 4.2.  Timing of Indemnification.  The Corporation shall
                           -------------------------
   pay any such expenses incurred by a director or officer, or former director or officer, of the Corporation in defending any such Action in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

             Section 4.3.  Authorized Representatives.  The Corporation, by
                           --------------------------
   resolution of the Board of Directors, may extend the benefits of this
   Article IV to current and/or former employees, agents and other representatives of the Corporation and to any person who was or is a party to or a witness in any Action (each person entitled to benefits under this Article IV being hereinafter sometimes called an "Indemnified Person").

             Section 4.4.  Nonexclusivity.  (a) Each director and officer of
                           --------------
   the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses and other benefits provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, decision of independent counsel, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors, assigns and administrators of such person.

             (b) All rights to indemnification and to the advancement of expenses granted under or pursuant to this Article shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this Article is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Actions commenced after the effective date of these By-Laws whether arising from acts or omissions occurring before or after such date.

             Section 4.5.  Standard for Indemnification.  Any indemnification
                           ----------------------------
   under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                             ---- ----------
   equivalent, shall not, of itself, create a presumption that the officer or director did not act in good faith and in a manner which such officer or director reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

             Section 4.6.  Insurance.  The corporation shall purchase and
                           ---------
   maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director's or officer's status as such, whether or not the Corporation would have the power to indemnify such director or officer against such liability under the provisions of this Article. The Corporation shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board of Directors or if, in the business judgment of the Board of Directors, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 4.3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article. As used in this Section "insurance" includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for any Indemnified Person which is prohibited by applicable law. The Corporation's indemnity of any person pursuant to this Article IV shall be reduced by any amounts such person may collect with respect to such liability (A) under any policy of insurance purchased and maintained on his behalf by the Corporation or (B) from any other entity or enterprise served by such person.

             Section 4.7.  Constituent Corporations.  For purposes of this
                           ------------------------
   Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

             Section 4.8.  Eligibility.  For the purposes of this Article, the
                           -----------
   term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

             Section 4.9.  Amendment or Repeal.  The Board of Directors shall
                           -------------------
   have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the By-Laws of the Corporation or in a resolution of the Board of Directors. No amendment, repeal or modification of the foregoing provisions of this Article IV shall eliminate or limit any right or protection afforded hereunder to any Indemnitee with respect to any act or omission occurring prior to the time of such amendment, repeal or modification.


                                    ARTICLE V

                             SHARES OF CAPITAL STOCK

             Section 5.1.  Stock Certificates.  Certificates for shares of the
                           ------------------
   capital stock of the Corporation shall be in the form adopted by the Board of Directors, may be signed by the President or any Vice President and the Treasurer or the Assistant Treasurer or the Secretary or the Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

             Section 5.2.  Transfer of Stock.  Shares of capital stock of the
                           -----------------
   Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

             Section 5.3.  Lost, Stolen, Destroyed, or Mutilated Certificates.
                           --------------------------------------------------
   New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

             Section 5.4.  Regulations.  The Board of Directors shall have
                           -----------
   power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.


                                    ARTICLE VI

                                GENERAL PROVISIONS

             Section 6.1.  Corporate Seal.  The Corporation may adopt a seal
                           --------------
   in such form as the Board of Directors shall from time to time determine. The application of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

             Section 6.2.  Fiscal Year.  The fiscal year of the Corporation
                           -----------
   shall be as designated by the Board of Directors from time to time.

             Section 6.3.  Authorization.  All checks, notes, vouchers,
                           -------------
   warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

             Section 6.4.  Financial Reports.  Financial statements or reports
                           -----------------
   shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

             Section 6.5.  Effect of By-laws.  No provision in these By-laws
                           -----------------
   shall vest any property right in any stockholder.


                                   ARTICLE VII

                                    AMENDMENTS

             Except as provided by the Certificate of Incorporation of the Corporation or by applicable law, the authority to make, amend and repeal the By-laws is exclusively vested in the Board of Directors.